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                                                              Exhibit 99.B(5)(b)

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                                         Applicants signing in New York must use this form.

                                                    AMERICAN LEGACY SHAREHOLDER'S                         LINCOLN LIFE & ANNUITY
                                                       ADVANTAGE(SM) FEE BASED                             COMPANY OF NEW YORK
[American Legacy(R) LOGO]              Shareholder's Advantage is a variable annuity contract.        HOME OFFICE SYRACUSE, NEW YORK

     Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED BY THE CONTRACT OWNER.

1a   CONTRACT OWNER   MAXIMUM AGE OF CONTRACT OWNER IS 89.

     ______________________________________________________________   ______________________________________________________________
     Full legal name or trust name                                    Social Security number/TIN

     ______________________________________________________________   _______________________________________________ |_| Male
     Street address (If PO Box, physical street address required)     Date of birth (mm/dd/yyyy)                      |_| Female

     ______________________________________________________________   ______________________________________________________________
     City                              State              ZIP         Home telephone number

     ______________________________________________________________   _____________________________________ Is trust revocable?
     Trustee name (required for trusts)                               Date of trust (required for trusts)   |_| Yes   |_| No

1b   JOINT CONTRACT OWNER   MAXIMUM AGE OF JOINT CONTRACT OWNER IS 89.

     ______________________________________________________________   ______________________________________________________________
     Full legal name                                                  Social Security number/TIN

     ________________________________________________   |_| Male   |_| Female   |_| Spouse   |_| Non-Spouse
     Date of Birth (mm/dd/yyyy)

2a   ANNUITANT   (IF NO ANNUITANT IS SPECIFIED, THE CONTRACT OWNER, OR JOINT OWNER IF YOUNGER, WILL BE THE ANNUITANT.)
                 MAXIMUM AGE OF CONTRACT OWNER IS 89.

     ______________________________________________________________   ______________________________________________________________
     Full legal name                                                  Social Security number/TIN

     ______________________________________________________________   _______________________________________________ |_| Male
     Street address                                                   Date of birth (mm/dd/yyyy)                      |_| Female

     ______________________________________________________________   ______________________________________________________________
     City                              State              ZIP         Home telephone number

2b   CONTINGENT ANNUITANT   MAXIMUM AGE OF CONTINGENT ANNUITANT IS 89.

     ______________________________________________________________   ______________________________________________________________
     Full legal name                                                  Social Security number/TIN

3    BENEFICIARY(IES) OF CONTRACT OWNER   (LIST ADDITIONAL BENEFICIARIES ON SEPARATE SHEET. IF LISTING CHILDREN,
                                          USE FULL LEGAL NAMES.)

     _____________________________________________________   ______________________________   _____________   _____________   _____%
     Full legal/trust name   |_| Primary   |_| Contingent    Relationship to Contract Owner   Date of Birth   SSN/TIN

     _______________________________________________________________________________________________________________________________
     Beneficiary Address

     _____________________________________________________   ______________________________   _____________   _____________   _____%
     Full legal/trust name   |_| Primary   |_| Contingent    Relationship to Contract Owner   Date of Birth   SSN/TIN

     _______________________________________________________________________________________________________________________________
     Beneficiary Address

     _____________________________________________________   ______________________________   _____________   _____________   _____%
     Full legal/trust name   |_| Primary   |_| Contingent    Relationship to Contract Owner   Date of Birth   SSN/TIN

     _______________________________________________________________________________________________________________________________
     Beneficiary Address

     ______________________________________________________________   _____________________________________ Is trust revocable?
     Executor/Trustee name (required for trusts)                      Date of trust (required for trusts)   |_| Yes   |_| No

4    TYPE OF AMERICAN LEGACY CONTRACT

     NONQUALIFIED: |_| Initial contribution OR |_| 1035 exchange

     TAX-QUALIFIED (MUST COMPLETE PLAN TYPE): |_| Initial contribution,  OR |_| Transfer         OR |_| Rollover
                                                  tax year _______              (to same market)        (to different market)

     PLAN TYPE (CHECK ONE): |_| Roth IRA |_| Traditional IRA

                    |_| SEP |_| Non-ERISA 403(b)+ (transfers only)   + Indicate plan year-end: _______________
                                                                                                  Month/Day
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5a   FUND ALLOCATION

     Fund Allocation Initial minimums: $10,000

     FUTURE CONTRIBUTIONS WILL FOLLOW THE ALLOCATION BELOW. IF DCA OPTION IS SELECTED, THE ENTIRE AMOUNT OF EACH FUTURE CONTRIBUTION
     WILL FOLLOW THE ALLOCATION IN SECTION 5b. IF NO ALLOCATIONS ARE SPECIFIED IN 5a OR 5b, THE ENTIRE AMOUNT WILL BE ALLOCATED TO
     THE CASH MANAGEMENT FUND, PENDING INSTRUCTION FROM THE CONTRACT OWNER.

     Must provide dollar amount: Initial contribution from previous carrier $____________ OR Approximate value $________________

     INTO THE OPTION(S) OR MODEL BELOW   (USE WHOLE PERCENTAGES)

     AMERICAN LEGACY ASSET ALLOCATION MODELS

     |_|   100% American Legacy Fundamental Income Model   |_| 100% American Legacy Fundamental Balanced Model

     |_|   100% American Legacy Fundamental Growth & Income Model   |_| 100% American Legacy Fundamental Growth Model

     Models are made available to broker dealers. Discuss with your representative. Only one model may be selected. If a model is selected you may not put additional allocation to options below.

     INVESTMENT OPTIONS

     __________ Global Bond Fund                   __________ International Fund                 _________ High-Income Bond Fund
     __________ Global Discovery Fund              __________ New World Fund                     _________ U.S. Government/AAA-Rated
     __________ Global Growth Fund                 __________ Blue Chip Income and Growth Fund                Securities Fund
     __________ Global Growth and Income Fund      __________ Growth-Income Fund                 _________ Cash Management Fund
     __________ Global Small Capitalization Fund   __________ Asset Allocation Fund              _________ DCA Fixed Account
     __________ Growth Fund                        __________ Bond Fund                                    Total (must = 100%)
                                                                                                 =========

5b   DOLLAR COST AVERAGING

     $1,500 minimum required in the holding account.

     Total amount to DCA $_____________ OR MONTHLY amount to DCA $____________ Over the following period _____________ (6-60 months)

     The DCA holding account and the DCA fund elected cannot be the same. FROM THE FOLLOWING HOLDING ACCOUNT (check one):

     |_| U.S Government/AAA-Rated Securities Fund (not available if choosing an Asset Allocation Model) |_| DCA Fixed Account
     |_| Cash Management Fund

     INTO THE OPTION(S) OR MODEL BELOW   (USE WHOLE PERCENTAGES)

     AMERICAN LEGACY ASSET ALLOCATION MODELS

     |_| 100% American Legacy Fundamental Income Model   |_| 100% American Legacy Fundamental Balanced Model

     |_| 100% American Legacy Fundamental Growth & Income Model   |_| 100% American Legacy Fundamental Growth Model

     If a model is selected, you may not put additional allocation to options below.

     INVESTMENT OPTIONS

     __________ Global Bond Fund                   __________ International Fund                 _________ High-Income Bond Fund
     __________ Global Discovery Fund              __________ New World Fund                     _________ U.S. Government/AAA-Rated
     __________ Global Growth Fund                 __________ Blue Chip Income and Growth Fund                Securities Fund
     __________ Global Growth and Income Fund      __________ Growth-Income Fund                 _________ Cash Management Fund
     __________ Global Small Capitalization Fund   __________ Asset Allocation Fund                        Total (must = 100%)
     __________ Growth Fund                        __________ Bond Fund                          =========

5c   CROSS REINVESTMENT OR PORTFOLIO REBALANCING

     To elect either of these options, please complete the Cross-Reinvestment form (28051) or the Portfolio Rebalancing form
     (28887).

6    BENEFIT OPTIONS

     DEATH BENEFITS

     Select one: (IF NO BENEFIT IS SPECIFIED, THE DEFAULT DEATH BENEFIT WILL BE THE GUARANTEE OF PRINCIPAL DEATH BENEFIT.)

     |_|  I/We hereby elect the Account Value Death Benefit.

     |_|  I/We hereby elect the Guarantee of Principal Death Benefit(1).

     |_|  I/We hereby elect the Enhanced Guaranteed Minimum Death Benefit(2).

     LIVING BENEFITS

     One Living Benefit may be elected. i4LIFE(R) Advantage cannot be simultaneously elected with a Living Benefit. If a Living
     Benefit is elected, your contract may be subject to investment requirements. Please refer to the prospectus for more information.

     If a Living Benefit is elected, an owner election to reset either the 4LATER(SM) Income Base or the LINCOLN SMARTSECURITY(R)
     Advantage Guaranteed Amount, as applicable, will automatically be performed by us, unless you select the manual reset option below. Anytime a reset occurs the charge for the rider may increase. Please refer to your annuity contract for additional information on the effects. If you select the manual option, you will need to notify us if you want to reset either the Income
     Base or Guaranteed Amount, as applicable.

     |_|  I/We elect the manual reset of Income Base or Guaranteed Amount.

     LINCOLN SMARTSECURITY(R) ADVANTAGE(4)

     |_|  I/We hereby elect the 5-year Elective Step-up(5). (manual reset only)

     |_|  I/We hereby elect the 1-year Automatic Step-up(5). (Single Life)

     |_|  I/We hereby elect the 1-year Automatic Step-up(5). (Joint Life must be spouse as joint owner or 100% primary beneficiary)

          Joint Life name _______________________________________________ Joint Life date of birth _______________________________

     The guaranteed benefit is affected by additional contributions and partial withdrawals as well as transfers between or among investment options. Please refer to your annuity contract for additional information on the effects.

     (1)  The Guarantee of Principal Death Benefit option is the only benefit available for 403(b), 457, 401(k), SEP, SARSEP, and
          Pensions.

     (2)  The Enhanced Guaranteed Minimum Death Benefit may only be elected if the Contract Owner, Joint Owner (if applicable),and
          Annuitant are all under age 80.

     (4)  The benefit may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution beginning date under the specified contract, you should consider whether the benefit is appropriate for your circumstances. You should consult your tax advisor.

     (5)  If the contract is tax-qualified, the maximum age to elect is 80. The maximum age to elect the 1-year Automatic Step-up on non-qualified contracts is 80.
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7    AUTOMATIC WITHDRAWALS

     NOTE: IF ELECTING LINCOLN SMARTSECURITY(R) ADVANTAGE 5-YEAR ELECTIVE STEP-UP, THE MAXIMUM WITHDRAWAL AMOUNT FOR THE PROGRAM IS
           7% WITHOUT THE POTENTIAL FOR A GREATER REDUCTION IN THE GUARANTEED AMOUNT AND IF ELECTING LINCOLN SMARTSECURITY(R)
           ADVANTAGE 1-YEAR AUTOMATIC STEP-UP, THE MAXIMUM WITHDRAWAL AMOUNT FOR THE PROGRAM IS 5% WITHOUT THE POTENTIAL FOR A
           GREATER REDUCTION IN THE GUARANTEED AMOUNT. WITHDRAWAL MINIMUM: $50 PER DISTRIBUTION/$300 ANNUALLY.

     |_| Please provide me with automatic withdrawal based on _____________% (may be between 1-10%) of total contract value.
         OR |_| An amount of $_________________.

     Payment frequency: |_| Monthly |_| Quarterly |_| Semi-annually |_| Annually (If frequency is not marked it will be set for
                                                                        Annually)

     Date of withdrawal: |_| 5th |_| 10th |_| 20th (If date is not marked it will be set for the 20th.)

     NOTE: IF NO TAX WITHHOLDING SELECTION IS MADE, FEDERAL TAXES WILL BE WITHHELD AT A RATE OF 10%. ADDITIONAL STATE TAX
           WITHHOLDING MAY BE REQUIRED DEPENDING ON STATE OF RESIDENCY.

     ELECT ONE: |_| Do withhold taxes Amount to be withheld ________________ (must be at least 10%)

                |_| Do not withhold taxes

     ELECT ONE: |_| Direct deposit |_| Checking (ATTACH A "VOIDED" CHECK) |_| Savings (ATTACH A DEPOSIT SLIP)

                    I/We authorize Lincoln Life & Annuity Company of New York to deposit payments to the account and financial institution identified below. Lincoln Life & Annuity Company of New York is also authorized to initiate corrections, if necessary, to any amounts credited or debited to my/our account in error. This authorization will remain in effect until my/our funds are depleted or I/we notify Lincoln Life & Annuity Company of New York of a change in sufficient time to act. This authorization requires the financial institution to be a member of the National Automated Clearing House Association (NACHA).

                    ________________________________________________________________________________________________________________
                    Bank name                                                                           Bank telephone number

8    AUTOMATIC BANK DRAFT

     ______________________________________________________________   ______________________________________________________________
     Print account holder name(s) EXACTLY as shown on bank records

     _______________________________________________________________________________________________________________________________
     Bank name                                                                        Bank telephone number

     $ ______________________________   Automatic bank draft start date: _______________________________________
       Monthly amount                                                         Month     Day (1/28)     Year

     |_| Checking (ATTACH A VOIDED CHECK)   OR   |_| Savings (ATTACH A DEPOSIT SLIP)

     I/We hereby authorize Lincoln Life & Annuity Company of New York to initiate debit entries to my/our account and financial institution indicated above and to debit the same to such account for payments into an annuity contract. This authorization is to remain in full force and effect until Lincoln Life & Annuity Company of New York has received written notification from me/us of its termination in such time and manner as to afford Lincoln Life & Annuity Company of New York and the financial institution a reasonable opportunity to act on it.

9    REPLACEMENT

     Does the applicant have any existing life policies or annuity contracts?     |_| Yes   |_| No
     Will the proposed contract replace any existing annuity or life insurance?   |_| Yes   |_| No
     (Attach a state replacement form if required by the state in which the application is signed.)

     _______________________________________________________________________________________________________________________________
     Company name

     __________________________________________________________________________________________________   __________________________
     Plan name                                                                                            Year issued

10   SIGNATURES

     From time to time, interest credited to amounts allocated to the six-, 12-, or 24 month Dollar Cost Averaging Fixed Account will exceed our actual earnings on supporting assets, less appropriate risk and expense deductions. We will recover amounts credited over amounts earned from the mortality and expense risk charges described in your contract. Your contract charges will not increase as a result of these higher interest rates being credited to the Dollar Cost Averaging Fixed Account.

     We also offer other types of annuities, with different fee structures, including some that offer lower fees. You should carefully consider whether this contract is the best product for you. All fees and features for this product are fully described in the contract and prospectus. All statements made in this application are true to the best of my/our knowledge and belief, and I/we agree to all terms and conditions as shown. I/We acknowledge receipt of a current prospectus and verify my/our understanding that all payments and values provided by the contract, when based on investment experience of the Variable
     Account are variable and not guaranteed as to dollar amount. Under penalty of perjury, the Contract Owner(s) certifies that the
     Social Security (or taxpayer identification) number(s) is correct as it appears in this application.
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     I/We understand that there are charges and fees associated with this annuity and that there may be an additional charge for optional benefits provided through a rider/endorsement or amendment. I/We also understand that surrender charges may apply if
     I/we make a withdrawal, surrender this annuity or exchange it for another annuity prior to the expiration of any sales charge period.


     -------------------------------------------------------------------------------------------------   ---------------------------
     Signed at city                                           State                                      Date (mm/dd/yyyy)


     -----------------------------------------------------    ----------------------------------------
     SIGNATURE OF CONTRACT OWNER                              JOINT CONTRACT OWNER (IF APPLICABLE)


     -------------------------------------------------------------------------------------------------   ---------------------------
     Signed at city                                           State                                      Date (mm/dd/yyyy)


     -------------------------------------------------------------------------------------------------
     SIGNATURE OF ANNUITANT (ANNUITANT MUST SIGN IF CONTRACT OWNER IS A TRUST OR CUSTODIAN.)

THE FOLLOWING SECTIONS MUST BE COMPLETED BY THE FINANCIAL ADVISER OR SECURITIES DEALER. Please type or print.

11   INSURANCE IN FORCE   WILL THE PROPOSED CONTRACT REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE CONTRACT?

     Does the applicant have any existing life policies or annuity contracts?     |_| Yes   |_| No
     Will the proposed contract replace any existing annuity or life insurance?   |_| Yes   |_| No
     (Attach a state replacement form if required by the state in which the application is signed.)

     _____________________________________________________________________________________________________   $______________________
     Company name                                                                     Year issued             Amount

12   ADDITIONAL REMARKS

     _______________________________________________________________________________________________________________________________

13   DEALER INFORMATION   LICENSING APPOINTMENT WITH LINCOLN LIFE & ANNUITY OF NEW YORK IS REQUIRED FOR THIS APPLICATION TO BE
                          PROCESSED. IF MORE THAN ONE REPRESENTATIVE, PLEASE INDICATE NAMES AND PERCENTAGES IN SECTION 12.

     ______________________________________________________________________________   ______________________________________________
     Registered representative's name (print as it appears on NASD licensing)         Registered representative's telephone number

     ______________________________________________________________________________   ______________________________________________
     Client account number at dealer (if applicable)                                  Registered representative's SSN

     _______________________________________________________________________________________________________________________________
     Dealer's name

     _______________________________________________________________________________________________________________________________
     Branch address                               City                                                State             ZIP

     |_| CHECK IF BROKER CHANGE OF ADDRESS        Rep code at firm _________________________________________________________________

14   REPRESENTATIVE'S SIGNATURE

     The representative hereby certifies he/she witnessed the signature(s) in Section 10 and that all information contained in this application is true to the best of his/her knowledge and belief. The representative also certifies that he/she has used only
     Lincoln Life & Annuity Company of New York approved sales materials in conjunction with this sale and copies of all sales materials were left with the applicant(s). Any electronically presented sales material shall be provided in printed form to the applicant no later than at the time of the policy or the contract delivery.


     -------------------------------------------------------------------------------------------------------------------------------
     Signature

                                   Send completed application -- with a check made payable to Lincoln Life & Annuity
                                   Company of New York -- to your investment dealer's home office or to:

                                                                                BY EXPRESS MAIL:
                                   LINCOLN LIFE & ANNUITY COMPANY               LINCOLN LIFE & ANNUITY COMPANY
[American Legacy(R) LOGO]          OF NEW YORK                                  OF NEW YORK
                                   P.O. Box 2348                                Attention: American Legacy Operations
                                   Fort Wayne, IN 46801-2348                    1300 South Clinton Street
                                                                                Fort Wayne, IN 46802

                                   If you have any questions regarding this application, please call Lincoln Life & Annuity
                                   Company of New York at 800/443-8137.
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